Exhibit 24
POWER OF ATTORNEY
The undersigned, Textron Inc. (“Textron”) a Delaware corporation, and the undersigned directors and officers of Textron, do hereby constitute and appoint Terrence O’Donnell, Arnold M. Friedman, Jayne M. Donegan and Ann T. Willaman, and each of them, with full powers of substitution, their true and lawful attorneys and agents to do or cause to be done any and all acts and things and to execute and deliver any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable in order to enable Textron to comply with the Securities and Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing of Textron’s Annual Report on Form 10-K for the fiscal year ended January 2, 2010, including specifically, but without limitation, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below and to sign the names of such officers on behalf of Textron to such Annual Report filed with the Securities and Exchange Commission, to any and all amendments to such Annual Report, to any instruments or documents or other writings in which the original or copies thereof are to be filed as a part of or in connection with such Annual Report or amendments thereto, and to file or cause to be filed the same with the Securities and Exchange Commission; and each of the undersigned hereby ratifies and confirms all that such attorneys and agents, and each of them, shall do or cause to be done hereunder and such attorneys and agents, and each of them, shall have, and may exercise, all of the powers hereby conferred.
     IN WITNESS WHEREOF, Textron has caused this Power of Attorney to be executed and delivered in its name and on its behalf by the undersigned duly authorized officer and its corporate seal affixed, and each of the undersigned has signed his or her name thereto, as of the 24th day of February, 2010.

TEXTRON INC.
By:	/s/ Scott C. Donnelly
Scott C. Donnelly
President and Chief Executive Officer

ATTEST:

/s/ Terrence O’Donnell
Terrence O’Donnell
Executive Vice President, General Counsel,
Corporate Secretary and Chief Compliance Officer

/s/ Lewis B. Campbell
Lewis B. Campbell
Chairman

/s/ Scott C. Donnelly
Scott C. Donnelly
President, Chief Executive Officer and Director
(principal executive officer)

/s/ Kathleen M. Bader
Kathleen M. Bader
Director

/s/ R. Kerry Clark
R. Kerry Clark
Director

/s/ Ivor J. Evans
Ivor J. Evans
Director

/s/ Lawrence K. Fish
Lawrence K. Fish
Director

/s/ Joe T. Ford
Joe T. Ford
Director

/s/ Paul E. Gagné
Paul E. Gagné
Director

/s/ Dain M. Hancock
Dain M. Hancock
Director

/s/ Lord Powell of Bayswater KCMG
Lord Powell of Bayswater KCMG
Director

/s/ Lloyd G. Trotter
Lloyd G. Trotter
Director

/s/ Thomas B. Wheeler
Thomas B. Wheeler
Director

/s/ James L. Ziemer
James L. Ziemer
Director

/s/ Frank T. Connor
Frank T. Connor
Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Richard L. Yates
Richard L. Yates
Acting Chief Financial Officer, Senior Vice President and Corporate Controller (principal financial officer and principal accounting officer)